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                                                                       Exhibit 5

                     LeBouef, Lamb, Greene & MacRae, L.L.P.
                                 Goodwin Square
                               225 Asylum Street
                              Hartford, CT  06103
                                 (203) 293-3500



                                                                   July 12, 1995


Colonial Data Technologies Corp.
80 Pickett District Road
New Milford, CT  06776

          Re:  Registration Statement No. 33-60033
               -----------------------------------

Gentlemen:

          We refer to the Registration Statement on Form S-2, No. 33-60033 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Colonial Data Technologies Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers up to 2,645,000 shares (the "Shares") of common stock par value $.01 per share, of the Company to be offered to the public by First Albany Corporation, NatWest Securities Limited and Volpe, Welty & Company (the "Underwriters"), pursuant to the Registration Statement.

          We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

          Based upon our examination, we are of the opinion that the issuance of the Shares has been duly and validly authorized by the Company and that the Shares, when sold to the Underwriters, will be legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                 Very truly yours,



                                                 /s/ LeBoeuf, Lamb, Greene &
                                                     MacRae, L.L.P.